MANNING & NAPIER FUND, INC.
	INVESTMENT ADVISORY AGREEMENT


        AGREEMENT made as of this 17th day of December, 2007, by and between MANNING & NAPIER FUND, INC. (the "Fund"), a corporation organized under the laws of the State of Maryland, and MANNING & NAPIER ADVISORS, INC. (the "Advisors").

	W I T N E S S E T H:

        In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

1.	In General

        The Advisor agrees, all as more fully set forth herein, to act as managerial investment advisor to each of the portfolios of the Fund referenced on Schedule A, as may be amended from time to time by written agreement between the parties, with respect to the investment of its assets and to supervise and arrange the purchase and sale of securities held in each portfolio of the Fund and generally administer the affairs of the Fund.

2.	Duties and Obligations of the Advisor
with respect to Management of the Fund

        (a)	Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Directors of the Fund, the Advisor shall:

(i)	Decide what securities and other assets shall be purchased or sold by each portfolio of the Fund and when;

(ii) Arrange for the purchase and the sale of securities and other assets held in each portfolio of the Fund by placing purchase and sale orders for the Fund; and

(iii) To carry out the obligations above, the Advisor shall exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

        (b)	All services performed by the Advisor, including any investment purchases or sales, shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Investment Company
Act of 1940 (the "Act") and of any rules or regulations in force thereunder; (2) any other applicable provisions of law including, without limitation, the Internal Revenue Code and the Investment Advisers Act of
1940 (the "Advisers Act"); (3) the provisions of the Articles of
Incorporation and By-Laws of the Fund as amended from time to time;
(4) any policies and determinations of the Board of Directors of the Fund;
and (5) the Fund's registration statement on Form N-1A.

        (c)	The Advisor shall also administer the affairs of the Fund and, in connection therewith, shall be responsible for (i) overseeing the Fund's insurance relationships; (ii) preparing for the Fund (or assisting counsel and/or auditors in the preparation of) all required tax returns, proxy statements and reports to the Fund's shareholders and Directors and reports to and other filings with the Securities and Exchange Commission and any other governmental agency (the Fund agreeing to supply or to cause to be supplied to the Advisor all necessary financial and other information in connection with the foregoing); (iii) preparing such applications and reports as may be necessary to register or maintain the Fund's registration and/or the registration of its shares under the securities or "blue-sky" laws of the various states (the Fund agreeing to pay all filing fees or other similar fees in connection therewith); (iv) responding to all inquiries or other communications of shareholders, if any, which are directed to the Advisor, or if any such inquiry or communication is more properly to be responded to by the Fund's transfer agent, custodian or accounting services agent, the Advisor is responsible for directing such inquiry to the appropriate party in a timely fashion and ensuring that such inquiry is responded to; and (v) authorizing and directing any of the Advisor's directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected. All services to be furnished by the Advisor under this Agreement may be furnished through the medium of any such directors, officers or employees of the Advisor.

        (d)	The Advisor shall not be responsible for the provision of
administrative, bookkeeping or accounting services to the Fund under this Agreement, except as otherwise provided herein or as may be necessary for the Advisor to supply to the Fund or its Board the information required to be supplied under this Agreement.
	The Advisor shall maintain separate books and detailed records of all matters pertaining to the securities and other assets held by the Fund as required by Rule 31a-1 under the 1940 Act (other than those records being maintained by any administrator, accounting services agent, custodian or transfer agent appointed by the Fund) relating to its responsibilities provided hereunder with respect to the securities and other assets, and shall preserve such records for the periods and in the manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund Books and Records"). The Fund Books and Records shall be available to the Board at any time upon request, shall be delivered to the Fund upon the termination of this Agreement (the Advisor may retain a copy of such records) and shall be available without delay during any day the Fund is open for business.
  The Advisor agrees that all Fund Books and Records are property of the Fund.

	(e)	The Board has the authority to determine how proxies with respect to securities that are held by the Fund shall be voted, and the Board has determined to delegate the authority and responsibility to vote proxies for the Fund's securities to the Advisor. So long as proxy voting authority for the Fund has been delegated to the Advisor, the Advisor shall exercise its proxy voting responsibilities. The Advisor shall carry out such responsibility in accordance with any instructions that the Board shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Fund. The Advisor shall provide periodic reports and keep records relating to proxy voting as the Board may reasonably request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Advisor may be revoked or modified by the Board at any time.

	(f) 	The Advisor will provide the Fund with any information reasonably requested regarding the services provided hereunder required for any meeting of the Board, or for any shareholder report, Form N-CSR, Form N-SAR, Form N-Q, Form N-PX, amended registration statement, proxy statement, prospectus supplement or similar document to be filed by the Fund with the Commission. The Advisor will make its officers and employees available to meet with the Board from time to time on due notice to review its services to the Fund in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

        (g)	The Advisor shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but the Advisor shall not be liable for any loss sustained by reason of the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such purchase, sale or retention shall have been made and such other individual, firm or corporation shall, have been selected in good faith. Nothing herein contained shall, however, be construed to protect the Advisor against any liability to the Fund or its security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. It is agreed that the Advisor shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act or the Securities Act of 1933 except for information supplied by the Advisor for inclusion therein. The Fund agrees to indemnify the Advisor to the full extent permitted by the Fund's Articles of Incorporation. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights that the Fund may have under any federal securities laws.

        (h)	Nothing in this Agreement shall prevent the Advisor or any
affiliated person (as defined in the Act) of the Advisor from acting as investment advisor or manager and/or principal underwriter for any other person, firm or corporation and shall not in any way limit or restrict the Advisor or any such affiliated person from buying, selling or trading any securities or hedging instruments for its or their own accounts or for the accounts of others from whom it or they may be acting, provided, however, that the Advisor expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

        Nothing in this Agreement shall permit the Advisor to take or receive physical possession of cash, securities or other investments of the Fund. The cash, securities or other investments of the Fund shall be held in the custody of an entity chosen by the Fund to act as the Fund's custodian (the "Custodian"). The Fund represents and agrees that any such Custodian shall be a "qualified custodian" as defined in Rule 206(4)-2 under the Advisers Act. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees. The cash, securities or other investments of the Fund are held in the custody of the Custodian, and the Advisor shall have no responsibility or liability with respect to custody arrangements or the acts, omissions or other conduct of the Custodian.

	(j)	The Advisor is registered as an investment adviser under the
Advisers Act, and will remain so registered for the duration of this Agreement. The Advisor is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and, to the best knowledge of the Advisor, there is no proceeding or investigation that is reasonably likely to result in the Advisor being prohibited from performing the services contemplated by this Agreement. The Advisor agrees to promptly notify the Fund of the occurrence of any event that would disqualify the Advisor from serving as an investment adviser to a registered investment company. The Advisor is in compliance, in all material respects, with all applicable federal and state law in connection with its investment management operations.

        3.	Broker-Dealer Relationships

        The Advisor shall determine the securities and other assets to be purchased or sold by the Fund and will place orders with or through such persons, brokers or dealers, including futures commission merchants, to carry out the policy with respect to brokerage set forth in the Fund's registration statement on Form N-1A or as the Board of Directors may direct from time to time, in conformity with all federal securities laws. In executing Fund transactions and selecting brokers or dealers, including futures commission merchants, the Advisor will use its best efforts to seek on behalf of the Fund the best overall terms available under the circumstances. In assessing the best overall terms available for any transaction, the Advisor shall consider all factors that it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Advisor may also consider the brokerage and research services provided (as those terms are defined in Section
28(e) of the Securities Exchange Act of 1934 (the "Exchange Act")). Consistent with any guidelines established by the Board of Directors of the Fund and Section 28(e) of the Exchange Act, the Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Advisor to its discretionary clients, including the Fund. The Advisor shall not take into account the sale of shares of the Fund when allocating purchase and sale orders for portfolio securities to brokers or dealers. In no instance, will the Fund's securities or other assets be purchased from or sold to the Advisor, the Fund's principal underwriter, or any affiliated person of either the Fund, Advisor, or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act

        On occasions when the Advisor deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Advisor, the Advisor may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Advisor will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Advisor reasonably considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients under the circumstances.

        4.	Allocation of Expenses

        The Advisor agrees that it will furnish the Fund, at the Advisor's expense, with all office space and facilities, and equipment and clerical personnel necessary for carrying out its duties under this Agreement. The Advisor will also pay all compensation of all Directors, officers and employees of the Fund who are affiliated persons of the Advisor. All costs and expenses not expressly assumed by the Advisor under this Agreement shall be paid by the Fund, including, but not limited to (i) interest and taxes;
(ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses to its Directors other than those affiliated with the Advisor; (v) legal and audit expenses; (vi) fees and expenses of the Fund's custodian, shareholder servicing or transfer agent and accounting services agent; (vii) expenses incident to the issuance of its shares on the payment of, or reinvestment of, dividends; (viii) fees and expenses incident to the registration under Federal or state securities laws of the Fund or its shares; (ix) expenses of preparing, printing and mailing reports and notices and proxy material to shareholders of the Fund; (x) all other expenses incidental to holding meetings of the Fund's shareholders; (xi) dues or assessments of or contributions to the Investment Company Institute or any successor; and (xii) such non-recurring expenses as may arise, including litigation affecting the Fund and the legal obligations which the Fund may have to indemnify its officers and Directors with respect thereto.

        5.	Compensation of the Advisor

        (a)	The Fund agrees to pay the Advisor and the Advisor agrees to accept as full compensation for all services rendered by the Advisor hereunder, an annual management fee payable monthly and computed on the net asset value of the Fund as of the close of business each business day at the annual rates included on Schedule A to this Agreement. The method for determining the net asset value of the Fund for purposes hereof shall be the same as the method for determining the net asset value of the Fund for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's registration statement on Form N-1A. In the event of termination of this Agreement, the fee provided in this paragraph shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Advisor may, in its discretion and from time to time, waive a portion of its fee.

        6.	Duration and Termination

        (a)	This Agreement, unless sooner terminated as provided herein, shall remain in effect until two years from the date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the shareholders of the Fund fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder.

        (b)	This Agreement may be terminated by the Advisor at any time without penalty upon giving the Fund sixty (60) days' written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Advisor sixty (60) days' written notice (which notice may be waived by the Advisor), provided that such termination by the Fund shall be directed or approved by the vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund at the time outstanding and entitled to vote, or by a majority vote of the Board of Directors. This
Agreement shall automatically terminate in the event of its assignment (as so defined).

        (c)	As used in this Section 6, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the SEC.

	7.	Notice

	Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party. Until notified to the contrary, each party's address for receiving notice is set forth below:

To the Advisor at:
Manning & Napier Advisors, Inc.
290 Woodcliff Drive
Fairport, New York 14450
Attention:  Legal Department

To the Fund at:
Manning & Napier Fund, Inc.
c/o Manning & Napier Advisors, Inc.
290 Woodcliff Drive
Fairport, New York 14450
Attention:  Legal Department


	8.	Amendments

	This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

	9.	Limitation of Liability

	It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents or employees of the Fund personally, but shall bind only the assets of the Fund. The execution and delivery of this Agreement have been authorized by the Directors, and this Agreement has been signed and delivered by an authorized officer of the Fund, acting as such, and neither such authorization by the Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the assets of the Fund as provided in the Funds' current articles of incorporation and by-laws. In addition, no portfolio of the Fund shall be liable for the obligations of any other portfolio of the Fund.

	10. 	Entire Agreement

	This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter.

	The Fund is entering into this Agreement with the Advisor on behalf of the respective portfolios of the Fund severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each portfolio as if contained in separate agreements between the Fund and Advisor for each such portfolio.

	11.	Enforceability

	Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

	12.	Governing Law

	This Agreement shall be governed by the internal laws of the State of Maryland, without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act.

	13.	Miscellaneous

	Where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

	14.	Paragraph Headings

	The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

	15.	Counterparts

	This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by duly authorized persons and their seals to be hereunto affixed, all as of the day and year first above written.



MANNING & NAPIER FUND, INC.

By:
/s/ B. Reuben Auspitz, President


B. Reuben Auspitz, President
Attest:




Jodi L. Hedberg



MANNING & NAPIER ADVISORS, INC.


By:
/s/ Michelle Thomas, Corporate Secretary


Michelle Thomas, Corporate Secretary
Attest:


Jodi L. Hedberg



	Schedule A

	FEE SCHEDULE


The Fund agrees to pay the Advisor as full compensation for all services rendered by the Advisor hereunder, an annual management fee payable monthly and computed on the net asset value of the Fund as of the close of business each business day at the annual rates listed below:




SERIES					PERCENTAGE

Small Cap Series				1.00%
Technology Series				1.00%
Commodity Series				1.00%
High Yield Bond Series			1.00%
International Series				1.00%
Life Sciences Series			1.00%
Global Fixed Income Series		1.00%
Pro-Blend Moderate Term Series		1.00%
Pro-Blend Extended Term Series		1.00%
World Opportunities Series		1.00%
Tax Managed Series			1.00%
Pro-Blend Maximum Term Series		1.00%
New York Tax Exempt Series		0.50%
Ohio Tax Exempt Series			0.50%
Diversified Tax Exempt Series		0.50%
Pro-Blend Conservative Term Series	0.80%
Equity Series					1.00%
Overseas Series 				0.70%
Financial Services Series			1.00%
Core Bond Series				0.60%
Core Plus Bond Series			0.70%







1
1-PH/2511722.1





1-PH/2511722.2